June 21, 2013


Securities  Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary Shares
evidenced by One 1 American
Depositary Receipts representing one
1 Ordinary Share of
Hannover RUECKVERSICHERUNG AGs
  Form F6 File No. 333113516


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended,
on behalf of BNY Mellon, as
Depositary for securities against
which American Depositary Receipts
are to be issued, we attach a copy of
the new prospectus Prospectus
reflecting the change in par value for
Rexam plc.

As required by Rule 424e, the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement, the Prospectus
consists of the ADR certificate with
revised name of Hannover Rueck SE.

The Prospectus has been revised to
reflect the new name, and certificates
have been overstamped with

Effective March 26, 2013 the
Companys name changed to
Hannover Rueck SE


Please contact me with any questions
or comments at 1.212.815.6917.



Susan Mayham
BNY Mellon  ADR Division


Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance








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